Exhibit 99.1

321 SOUTH BOSTON AVENUE, SUITE 1000

TULSA, OKLAHOMA 74103

PRESS RELEASE FOR IMMEDIATE ISSUANCE

MIDSTATES PETROLEUM ANNOUNCES THIRD QUARTER 2018 RESULTS;

REPORTS NET INCOME OF $11.5 MILLION, $0.44 PER SHARE

TULSA, OK — (BUSINESS WIRE) — November 8, 2018 — Midstates Petroleum Company, Inc. (“Midstates” or the “Company”) (NYSE: MPO) today announced its third quarter 2018 operational and financial results.

Third Quarter 2018 Highlights and Recent Key Items

•                  Continued execution of its market-focused strategy aimed at reducing costs, generating substantial free cash flow, improving liquidity and focusing activity to maximize optionality

•                  Reported net income of $11.5 million, or $0.44 per share, which includes the impact of a $6.6 million loss on commodity derivative contracts

•                  Grew Mississippian Lime production to 17,996 barrels of oil equivalent per day (BOEPD) in the third quarter of 2018, a 5% increase from 17,202 BOEPD in the second quarter of 2018 and a 16% increase from 15,518 BOEPD in the first quarter of 2018

•                  Generated Adjusted EBITDA of $31.9 million, excluding costs incurred for strategic reviews, outpacing operational capital expenditures by approximately $10.4 million

•                  Reduced full-year 2018 operational CAPEX guidance by approximately 10% while maintaining the mid-point of yearly production guidance of 17,000 BOEPD

•                  Reaffirmed the Company’s borrowing base at $170 million

•                  Announced changes to Midstates’ Board of Directors

•                  Reiterated a near-term intent to return capital to shareholders potentially through a share repurchase program(1) and/or cash dividends(1) which are being reviewed by Management and the Board

For the third quarter of 2018, Midstates reported net income of $11.5 million, or $0.44 per share, which included the impact of a $6.6 million charge related to the Company’s commodity derivative contracts. In the same period in 2017, the Company reported net income of $3.7 million, or $0.14 per share, including the impact of a $3.6 million commodity derivative charge, and in the second quarter of 2018 reported a net loss of $1.5 million, or ($0.06) per share, including the impact of a $7.8 million commodity derivative charge. In the third quarter of 2018, Midstates generated Adjusted EBITDA of $31.9 million, excluding advisory fees and costs incurred for strategic reviews. This compares to $30.2 million for the same quarter in 2017 and $27.0 million for the second quarter of 2018.

David Sambrooks, President and Chief Executive Officer, commented, “We are very pleased with our continued strong quarterly results, which have allowed Midstates to achieve several notable accomplishments this year. Thus far in 2018, we have generated $88.6 million in Adjusted EBITDA, sold our non-core Anadarko asset and paid down $100 million in debt.  We have made strides operationally to optimize base production through a substantial workover program, drive down lease operating and overhead expenses, and grow production from our valuable Miss Lime asset. We have drilled and completed several two mile lateral wells in the Miss Lime and we are taking a pause in our fourth quarter drilling activity to better incorporate the learnings from our drilling and completion successes into our ongoing program. We believe that two mile laterals are proving to be more economic and want to ensure that we plan our future development program to maximize the number of extended laterals that we can drill.”

Mr. Sambrooks continued, “We are forecasting significant free cash flow generation moving forward and are investigating ways to return a substantial portion of this excess cash to our shareholders through a possible share repurchase program or cash dividends. We continue to believe in the significant value of our Miss Lime asset and we will use our strong financial position and clean balance sheet to actively pursue all opportunities that further us financially and operationally. Our Management team and our Board, including its newly appointed members, are focused on creating value for our shareholders and are energized about Midstates’ future.”

(1) Subject to availability under then current credit agreement

(Adjusted EBITDA, Adjusted Cash Operating Expenses, and Adjusted Cash General and Administrative Expenses are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” in the tables below.)

Operational Update

Key Highlights:

•                  Grew Mississippian Lime production to 17,996 BOEPD in the third quarter of 2018, an increase of about 5% from 17,202 BOEPD in the second quarter of 2018 and a 16% increase from 15,518 BOEPD in the first quarter of 2018

•                  Production of 17,996 BOEPD in the third quarter of 2018 consisted of 29% oil, 24% natural gas liquids (NGLs), and 47% natural gas

•                  Spud three wells (including two extended lateral wells) and placed eight wells online (including two extended lateral wells) during the third quarter of 2018

The Company continued to run its one-rig drilling program in the Mississippian Lime through the third quarter of 2018 with the goal of minimizing drilling and completion costs to enhance economics in delineated areas with extended lateral wells. The Company has drilled and completed four extended lateral wells in 2018.

At the end of the third quarter of 2018, Midstates’ rig contractor approached the Company with an option to farm-out the drilling rig to another operator for a multiple well package starting early in the fourth quarter of 2018.  In order to further study the production results of its recent extended lateral wells, Midstates elected to farm-out the rig for a portion of the fourth quarter of 2018.

The Company did not bring online any new saltwater disposal injection wells during the third quarter of 2018.  Midstates is currently operating 11 non-Arbuckle injection wells in Woods and Alfalfa Counties, Oklahoma, with permitted injection capacity of approximately 240,000 barrels of water per day.  The Company’s total permitted injection capacity in all formations in Woods and Alfalfa Counties, Oklahoma, which may differ from actual injection capacity due to operational constraints, is approximately 372,000 barrels of water per day. The Company’s current disposal rate into all formations of approximately 160,000 barrels of water per day. Approximately 45% of the Company’s water injection is currently being injected into non-Arbuckle formations.

Production and Pricing

Production during the third quarter of 2018 totaled 17,996 BOEPD, compared with 17,202 BOEPD during the second quarter of 2018, which excludes 3,382 BOEPD attributable to the Company’s Anadarko Basin producing properties that were divested during the second quarter of 2018.  Oil volumes comprised 29% of total production, NGLs 24%, and natural gas 47% during the third quarter of 2018.

On January 1, 2018, Midstates adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”). As a result, gathering and transportation and a portion of lease operating expenses are now being presented net against oil, NGLs and natural gas revenues.

Total oil, NGLs and natural gas revenues in the third quarter of 2018 were approximately $53.0 million, before the impact of derivatives and including $3.1 million of gathering and transportation expense.  In the second quarter of 2018, oil, NGLs and natural gas revenues, excluding revenues from the Company’s Anadarko Basin producing properties that were divested during the second quarter, totaled $46.5 million, which included $3.4 million of gathering and transportation expense. The net loss on derivatives for the third quarter of 2018 was $6.6 million, compared with an $11.3 million loss during the second quarter of 2018.

The following table sets forth information regarding average realized sales prices for the periods indicated:

	Crude Oil		NGLs		Natural Gas
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2018	June 30, 2018	September 30, 2018	June 30, 2018
Average sales price exclusive of realized derivatives and certain deductions from revenue	$68.83	$67.42	$32.51	$28.28	$2.17	$2.01
Realized derivatives	(8.11)	(7.44)	—	—	0.02	0.05
Average sales price with realized derivatives exclusive of certain deductions from revenue	$60.72	$59.98	$32.51	$28.28	$2.19	$2.06
Certain deductions from revenue	(0.04)	(0.03)	(0.03)	(0.04)	(0.68)	(0.67)
Average sales price inclusive of realized derivatives and certain deductions from revenue	$60.68	$59.95	$32.48	$28.24	$1.51	$1.39

Hedging Update

To reduce downside commodity price risk and protect cash flow, Midstates has entered into a number of swaps and three-way collars to hedge a portion of the Company’s oil and natural gas revenues through 2020. A summary of the Company’s hedges is included in the below table.

	NYMEX WTI
	Fixed Swaps		Three-Way Collars
	Hedge Position (Bbls)	Weighted Avg Strike Price	Hedge Position (Bbls)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Weighted Avg Sub-Floor Price
Quarter Ended:
September 30, 2018(2)	175,720	$57.23	184,000	$59.93	$50.00	$40.00
December 31, 2018(2)	313,720	$58.59	46,000	$56.70	$50.00	$40.00
March 31, 2019(2)	171,000	$66.48	180,000	$63.14	$53.75	$43.75
June 30, 2019(2)	133,900	$64.86	182,000	$63.14	$53.75	$43.75
September 30, 2019(2)	46,000	$62.96	184,000	$63.14	$53.75	$43.75
December 31, 2019(2)	46,000	$61.43	184,000	$63.14	$53.75	$43.75
March 31, 2020(2)	—	$—	91,000	$65.75	$50.00	$40.00
June 30, 2020(2)	—	$—	91,000	$65.75	$50.00	$40.00
September 30, 2020(2)	—	$—	92,000	$65.75	$50.00	$40.00
December 31, 2020(2)	—	$—	92,000	$65.75	$50.00	$40.00

	NYMEX HENRY HUB
	Fixed Swaps		Three-Way Collars
	Hedge Position (MMBtu)	Weighted Avg Strike Price	Hedge Position (MMBtu)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Weighted Avg Sub-Floor Price
Quarter Ended:
September 30, 2018(2)	2,116,000	$2.84	1,380,000	$3.40	$3.00	$2.50
December 31, 2018(2)	2,055,000	$2.95	1,380,000	$3.40	$3.00	$2.50
March 31, 2019(2)	1,980,000	$3.01	1,350,000	$3.40	$3.00	$2.50

(2)          Positions shown represent open commodity derivative contract positions as of September 30, 2018.

Costs and Expenses

Adjusted Cash Operating Expenses (which excludes debt restructuring and advisory fees, as well as severance costs) for the third quarter of 2018 were $18.6 million, or $11.21 per barrel of oil equivalent (Boe), compared with $23.1 million, or $13.05 per Boe, in the second quarter of 2018. The decrease in adjusted cash operating expenses for the third quarter of 2018 was due primarily to lower workover expenses.

Lease operating expenses (LOE) and workover expenses combined totaled $11.9 million, or $7.16 per Boe, in the third quarter of 2018, compared with $17.0 million, or $9.57 per Boe, in the second quarter of 2018.  LOE per Boe decreased by $0.64, during the third quarter of 2018 compared to the second quarter of 2018 primarily due to the sale of the Company’s Anadarko Basin producing properties, which had higher LOE per Boe. Third quarter 2018 workover expenses decreased $1.77 per BOE from the second quarter of 2018 due to the Company’s completion of its expanded workover program.

Severance and other taxes for the third quarter of 2018 were $3.4 million, or $2.03 per Boe (6.2% of oil, NGLs and natural gas sales revenue), compared to $2.8 million, or $1.57 per Boe (5.2% of oil, NGLs and natural gas sales revenue) in the second quarter of 2018.  Severance and other tax rates have increased from prior quarters due to legislation that was signed into law in Oklahoma that increased the 4% incentive tax rate to 7% effective with December 2017 production. Additionally, new legislation was signed into law in March 2018 in Oklahoma to further amend the gross production incentive tax rate for wells drilled beginning July 1, 2015 from 2.0% to 5.0% effective July 2018.

General and administrative expenses for the third quarter of 2018 totaled $4.7 million, or $2.84 per Boe, compared to $5.2 million, or $2.93 per Boe, in the second quarter of 2018. General and administrative expenses decreased in the third quarter of 2018 due to lower employee costs.  Third quarter 2018 and second quarter 2018 general and administrative expenses included net non-cash, share-based compensation expense of $0.9 million, or $0.55 per Boe, and $1.2 million, or $0.69 per Boe, respectively. Adjusted cash general and administrative expenses, which excludes non-cash share-based compensation and certain non-recurring items, but includes capitalized general and administrative costs, totaled $3.9 million, or $2.33 per Boe for the third quarter of 2018, compared to $4.0 million, or $2.24 per Boe, in the second quarter of 2018.  Third quarter 2018 adjusted cash general and administrative expenses increased on a per Boe basis compared to second quarter of 2018 due to lower production that resulted from Company’s Anadarko Basin producing properties divestiture.

Depreciation, depletion and amortization expense for the third quarter of 2018 totaled $15.5 million, or $9.36 per Boe, compared to $16.5 million, or $9.30 per Boe in the second quarter of 2018.

Interest expense totaled $0.7 million (net of amounts capitalized) for the third quarter of 2018, compared to $1.3 million in the second quarter of 2018.  The Company capitalized $0.1 million in interest to unproved properties in both the third quarter and second quarter of 2018.

The Company had an effective tax rate of 0% and did not record an income tax expense or benefit for both the third quarter of 2018 and the second quarter of 2018.

Capital Expenditures

In the third quarter of 2018, the Company invested $21.5 million of operating capital in the Mississippian Lime assets.

The following table provides operational capital spending by area as well as a reconciliation to total capital expenditures for the three months and nine months ended September 30, 2018 (in thousands):

	For the Three Months Ended September 30, 2018	For the Nine Months Ended September 30, 2018
Drilling and completion activities	$20,179	$87,584
Acquisition of acreage and seismic data	1,327	5,279
Operational capital expenditures incurred	$21,506	$92,863
Capitalized G&A, office, ARO & other	1,160	3,349
Capitalized interest	122	313
Total capital expenditures incurred	$22,788	$96,525

	For the Three Months Ended September 30, 2018	For the Nine Months Ended September 30, 2018
Mississippian Lime	$21,531	$92,927
Anadarko Basin	(25)	(64)
Total operational capital expenditures incurred	$21,506	$92,863

Balance Sheet and Liquidity

On September 30, 2018, the Company’s liquidity was approximately $146.2 million, consisting of cash and cash equivalents of $6.2 million and $140.0 million available under its reserve-based revolving credit facility. Midstates’ long-term debt was $28.1 million, resulting in net debt of approximately $21.9 million.

As of September 30, 2018, the Company made $100 million in pay-downs during 2018 to the outstanding credit facility balance with proceeds from the sale of the Anadarko Basin producing properties and cash on hand.  These pay-downs will reduce annualized interest expense by approximately $6 million.

On October 24, 2018, the Company’s borrowing base under its revolving credit facility was reaffirmed at $170 million.  The next scheduled borrowing base redetermination will occur during the second quarter of 2019.

Updated Full-Year 2018 Guidance

Production Guidance (Boe/d)	16,750 – 17,250

Operational CAPEX Guidance	$95 million - $100 million

Price Differential Guidance

Oil (per Bbl)	$0.70
NGLs (realized % of WTI)	44%
Natural Gas inclusive of G&T(1) (per MMBTU)	$1.35

Cost Guidance per Boe

Lease Operating Expenses	$5.50 - $5.70
Expense Workover	$1.90 - $2.10
Severance & Other Taxes	$1.55 - $1.75
Adjusted G&A — Cash(2)	$2.50 - $2.70

(1)         Inclusive of Gathering & Transportation expenses that were previously represented separately under “Cost Guidance per BOE” at $1.75 - $2.25 per Boe

(2)         Adjusted G&A — Cash is a non-GAAP financial measure as it excludes from G&A non-cash compensation and other non-recurring items, but includes capitalized general and administrative costs.

Board of Director Changes

The Company also announced yesterday changes to its Board of Directors. Midstates’ Board named Randal Klein, Evan Lederman, and David Proman to the Board effective upon the resignation of Frederic (Jake) F. Brace, Michael Reddin, and Bruce Vincent on November 7, 2018.  The firms they represent collectively own approximately 40% of Midstates’ outstanding shares. The new Board expects to focus on returning a significant amount of capital to shareholders from anticipated free cash flow generation of the Company while also pursuing strategic and opportunistic mergers and acquisitions. Several options are being reviewed by the Board and management to return capital to shareholders including a share repurchase program(1) and/or issue cash dividends(1).

(1) Subject to availability under then current credit agreement

Conference Call Information

The Company will host a conference call to discuss third quarter 2018 results on Friday, November 9, at 9:00 a.m. Eastern time (8:00 a.m. Central time). Participants may join the conference call by dialing (877) 645-4610 (for U.S. and Canada) or (707) 595-2723 (International). The conference call access code is 3185546 for all participants. To listen via live web cast, please visit the Investor Relations section of the Company’s website, www.midstatespetroleum.com.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call. The audio replay will remain available for approximately 30 days and can be accessed by dialing (855) 859-2056 (for U.S. and Canada) or (404) 537-3406 (International). The conference call audio replay access code is 3185546 for all participants. The audio replay will also be available in the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements that are not statements of historical fact, including statements regarding the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, resource potential, drilling locations, prospects and plans and objectives of management, are considered forward-looking statements. Without limiting the generality of the foregoing, these statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, the Company gives no assurance that these plans, intentions or expectations will be achieved when anticipated or at all.  Moreover, such statements are subject to a number of factors, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These factors include, but are not limited to variations in the market demand for, and prices of, oil and natural gas; uncertainties about the Company’s estimated quantities of oil and natural gas reserves, resource potential and drilling locations; the adequacy of the Company’s capital resources and liquidity; general economic and business conditions; weather-related downtime; failure to realize expected value creation from property acquisitions; uncertainties about the Company’s ability to replace reserves and economically develop its current reserves; risks related to the concentration of the Company’s operations; drilling results; and potential financial losses or earnings reductions from the Company’s commodity derivative positions.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Midstates Petroleum Company, Inc.

Midstates Petroleum Company, Inc. is an independent exploration and production company focused on the application of modern drilling and completion techniques in oil and liquids-rich basins in the onshore U.S. The Company’s operations are currently focused on oilfields in the Mississippian Lime play in Oklahoma.

*********

Contact:

Midstates Petroleum Company, Inc.

Jason McGlynn, Investor Relations, (918) 947-4614

Jason.McGlynn@midstatespetroleum.com

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	September 30, 2018	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,213	$6,256	$68,498
Accounts receivable:
Oil and gas sales	29,472	30,278	32,455
Joint interest billing	3,178	4,598	3,297
Other	449	298	166
Commodity derivative contracts	—	—	762
Other current assets	1,813	2,474	1,510
Total current assets	41,125	43,904	106,688
PROPERTY AND EQUIPMENT:
Oil and gas properties, on the basis of full-cost accounting Proved properties	803,841	778,741	765,308
Unproved properties not being amortized	4,505	4,383	7,065
Other property and equipment	6,369	6,243	6,508
Less accumulated depreciation, depletion and amortization	(251,432)	(235,948)	(204,419)
Net property and equipment	563,283	553,419	574,462
OTHER NONCURRENT ASSETS	5,591	5,263	6,978
TOTAL	$609,999	$602,586	$688,128
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,322	$19,216	$11,547
Accrued liabilities	36,703	40,327	42,842
Commodity derivative contracts	13,210	11,549	3,433
Total current liabilities	64,235	71,092	57,822
LONG-TERM LIABILITIES:
Asset retirement obligations	7,816	7,573	15,506
Commodity derivative contracts	4,361	3,293	562
Long-term debt	28,059	28,059	128,059
Other long-term liabilities	569	578	592
Total long-term liabilities	40,805	39,503	144,719

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 50,000,000 shares authorized	—	—	—
Warrants, 6,625,554 warrants outstanding	37,329	37,329	37,329
Common stock, $0.01 par value, 250,000,000 shares authorized	254	254	253
Treasury stock	(2,081)	(2,081)	(1,603)
Additional paid-in-capital	530,627	529,175	524,755
Retained deficit	(61,170)	(72,686)	(75,147)
Total stockholders’ equity	504,959	491,991	485,587
TOTAL	$609,999	$602,586	$688,128

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the Three Months Ended	For the Three Months Ended	For the Three Months Ended	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
REVENUES:
Oil sales	$33,218	$34,202	$27,190	$99,834	$85,497
Natural gas liquid sales	12,720	11,893	10,656	35,651	31,580
Natural gas sales	7,026	6,782	13,970	22,145	46,321
Other revenue	1,384	795	1,490	3,234	3,244
Total revenues from contracts with customers	54,348	53,672	53,306	160,864	166,642
Gains (losses) on commodity derivative contracts—net	(6,583)	(11,348)	(3,591)	(21,870)	8,767
Total revenues	47,765	42,324	49,715	138,994	175,409
EXPENSES:
Lease operating and workover	11,861	16,952	15,653	43,621	48,064
Gathering and transportation	54	67	3,699	178	11,027
Severance and other taxes	3,360	2,776	2,352	8,998	6,168
Asset retirement accretion	147	250	274	694	833
Depreciation, depletion, and amortization	15,485	16,484	15,170	47,182	46,471
General and administrative	4,688	5,190	7,255	19,735	23,102
Advisory fees	—	850	—	850	—
Total expenses	35,595	42,569	44,403	121,258	135,665
OPERATING INCOME (LOSS)	12,170	(245)	5,312	17,736	39,744
OTHER EXPENSE:
Interest income	4	5	—	28	—
Interest expense—net	(658)	(1,302)	(1,649)	(3,787)	(3,854)
Total other expense	(654)	(1,297)	(1,649)	(3,759)	(3,854)
INCOME (LOSS) BEFORE TAXES	11,516	(1,542)	3,663	13,977	35,890
Income tax expense	—	—	—	—	—
NET INCOME (LOSS)	$11,516	$(1,542)	$3,663	$13,977	$35,890
Participating securities—non-vested restricted stock	(351)	—	(82)	(400)	(932)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$11,165	$(1,542)	$3,581	$13,577	$34,958
Basic and diluted net income (loss) per share attributable to common shareholders	$0.44	$(0.06)	$0.14	$0.54	$1.39
Basic and diluted weighted average number of common shares outstanding	25,332	25,332	25,116	25,321	25,074

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(In thousands)

(Unaudited)

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in-Capital	Retained Deficit	Total Stockholders’ Equity
Balance as of December 31, 2017	$—	$253	$37,329	$(1,603)	$524,755	$(75,147)	$485,587
Share-based compensation	—	1	—	—	5,872	—	5,873
Acquisition of treasury stock	—	—	—	(478)	—	—	(478)
Net income	—	—	—	—	—	13,977	13,977
Balance as of September 30, 2018	$—	$254	$37,329	$(2,081)	$530,627	$(61,170)	$504,959

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in-Capital	Retained Earnings	Total Stockholders’ Equity
Balance as of December 31, 2016	$—	$250	$37,329	$—	$514,305	$9,930	$561,814
Share-based compensation	—	1	—	—	8,518	—	8,519
Acquisition of treasury stock	—	—	—	(626)	—	—	(626)
Net income	—	—	—	—	—	35,890	35,890
Balance as of September 30, 2017	$—	$251	$37,329	$(626)	$522,823	$45,820	$605,597

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Three Months Ended	For the Three Months Ended	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2018	September 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$11,516	$(1,542)	$13,977	$35,890
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
(Gains) losses on commodity derivative contracts—net	6,583	11,348	21,870	(8,767)
Net cash received (paid) for commodity derivative contracts not designated as hedging instruments	(3,855)	(3,518)	(7,532)	6,149
Asset retirement accretion	147	250	694	833
Depreciation, depletion, and amortization	15,485	16,484	47,182	46,471
Share-based compensation, net of amounts capitalized to oil and gas properties	905	1,215	4,330	7,102
Amortization of deferred financing costs	108	108	324	277
Change in operating assets and liabilities:
Accounts receivable—oil and gas sales	1,591	144	3,028	4,929
Accounts receivable—JIB and other	1,391	(1,050)	(322)	2,641
Other current and noncurrent assets	225	996	(529)	(98)
Accounts payable	(1,468)	3,768	833	1,392
Accrued liabilities	(339)	(1,052)	(2,260)	(7,381)
Other	(11)	(6)	(25)	(121)
Net cash provided by operating activities	$32,278	$27,145	$81,570	$89,317
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	$(32,321)	$(34,085)	$(98,164)	$(92,841)
Proceeds from the sale of oil and gas properties	—	54,432	54,432	2,885
Proceeds from the sale of oil and gas equipment	—	355	355	1,350
Net cash used in investing activities	$(32,321)	$20,702	$(43,377)	$(88,606)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of revolving credit facility	—	(50,000)	(100,000)	$—
Deferred financing costs	—	—	—	(375)
Repurchase of restricted stock for tax withholdings	—	(19)	(478)	(626)
Net cash used in financing activities	$—	$(50,019)	$(100,478)	$(1,001)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$(43)	$(2,172)	$(62,285)	$(290)
Cash and cash equivalents, beginning of period	$6,256	$8,428	68,498	$76,838
Cash and cash equivalents, end of period	$6,213	$6,256	$6,213	$76,548

SUPPLEMENTAL INFORMATION:
Non-cash transactions — investments in property and equipment accrued — not paid	$16,261	$23,219	$16,261	$19,865
Cash paid for interest, net	$545	$1,225	$3,555	$3,708

MIDSTATES PETROLEUM COMPANY, INC.

SELECTED FINANCIAL AND OPERATING STATISTICS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Three Months Ended June 30,
	2018	2017	2018	2017	2018
Operating Data — Mississippian Lime:
Net production volumes:
Oil (Bbls/day)	5,249	4,940	4,871	5,158	4,833
NGLs (Bbls/day)	4,257	4,145	3,954	4,398	3,995
Natural gas (Mcf/day)	50,939	51,130	48,341	53,474	50,246
Total oil equivalents (MBoe)	1,656	1,620	4,620	5,042	1,566
Average daily production (Boe/day)	17,996	17,606	16,882	18,469	17,202
Operating Data — Anadarko Basin:
Net production volumes:
Oil (Bbls/day)	—	1,329	1,168	1,389	1,110
NGLs (Bbls/day)	—	992	1,017	1,066	946
Natural gas (Mcf/day)	—	8,581	8,365	9,225	7,956
Total oil equivalents (MBoe)	—	345	540	1,090	206
Average daily production (Boe/day)	—	3,752	3,579	3,993	3,382
Operating Data - Combined:
Net production volumes:
Oil (Bbls/day)	5,249	6,269	5,516	6,547	5,943
NGLs (Bbls/day)	4,257	5,137	4,514	5,464	4,941
Natural gas (Mcf/day)	50,939	59,711	52,967	62,699	58,202
Total oil equivalents (MBoe)	1,656	1,965	5,159	6,132	1,772
Average daily production (Boe/day)	17,996	21,358	18,858	22,462	20,584
Average Sales Prices:
Oil, without realized derivatives (per Bbl)	$68.79	$47.14	$66.12	$47.83	$67.39
Oil, with realized derivatives (per Bbl)	$60.68	$50.11	$60.05	$50.09	$59.95
Natural gas liquids, without realized derivatives (per Bbl)	$32.48	$22.55	$28.83	$21.17	$28.24
Natural gas liquids, with realized derivatives (per Bbl)	$32.48	$22.55	$28.83	$21.17	$28.24
Natural gas, without realized derivatives (per Mcf)	$1.49	$2.54	$1.53	$2.71	$1.34
Natural gas, with realized derivatives (per Mcf)	$1.51	$2.76	$1.64	$2.83	$1.39
Costs and Expenses (per Boe of production):
Lease operating	$5.81	$6.66	$6.37	$6.64	$6.45
Workover	$1.35	$1.31	$2.09	$1.20	$3.12
Gathering and transportation	$0.03	$1.88	$0.03	$1.80	$0.04
Severance and other taxes	$2.03	$1.20	$1.74	$1.01	$1.57
Asset retirement accretion	$0.09	$0.14	$0.13	$0.14	$0.14
Depreciation, depletion and amortization	$9.36	$7.72	$9.15	$7.58	$9.30
General and administrative	$2.84	$3.69	$3.83	$3.77	$2.93
Advisory fees	$—	$—	$0.16	—	$0.48

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Three Months Ended June 30,
	2018	2017	2018	2017	2018
Adjusted EBITDA to net income (loss) reconciliation:
Net income (loss)	$11,516	$3,663	$13,977	$35,890	$(1,542)
Depreciation, depletion and amortization	15,485	15,170	47,182	46,471	16,484
Losses (gains) on commodity derivative contracts—net	6,583	3,591	21,870	(8,767)	11,348
Net cash received (paid) for commodity derivative contracts not designated as hedging instruments	(3,854)	2,909	(7,532)	6,149	(3,518)
Income tax expense	—	—	—	—	—
Interest income	(4)	—	(28)	—	(5)
Interest expense, net of amounts capitalized	658	1,649	3,787	3,854	1,302
Asset retirement obligation accretion	147	274	694	833	250
Share-based compensation, net of amounts capitalized	905	2,835	4,330	7,102	1,215
Adjusted EBITDA	$31,436	$30,091	$84,280	$91,532	$25,534
Lagging costs associated with restructuring	—	139	335	2,730	298
Costs incurred for strategic reviews	489	—	3,121	—	312
Advisory costs	—	—	850	—	850
Adjusted EBITDA before restructuring and advisory costs	$31,925	$30,230	$88,586	$94,262	$26,994

MIDSTATES PETROLEUM COMPANY, INC.

CASH OPERATING EXPENSES

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Three Months Ended June 30,
	2018	2017	2018	2017	2018

Operating Expenses — GAAP	$35,595	$44,403	$121,258	$135,665	$42,569
Adjustments for certain non-cash items:
Asset retirement accretion	147	274	694	833	250
Share-based compensation, net	905	2,835	4,330	7,102	1,215
Depreciation, depletion and amortization	15,485	15,170	47,182	46,471	16,484
Cash Operating Expenses — Non-GAAP	$19,058	$26,124	$69,052	$81,259	$24,620
Cash Operating Expenses — Non-GAAP per BOE	$11.51	$13.29	$13.38	$13.25	$13.89

Advisory fees	$—	$—	$850	$—	$850
Advisory fees, per BOE	$—	$—	$0.16	$—	$0.48

Lagging costs associated with restructuring	$—	$139	$335	$2,730	$298
Lagging costs associated with restructuring, per BOE	$—	$0.07	$0.06	$0.45	$0.17

Severance costs	$—	$—	$1,621	$—	$25
Severance costs, per BOE	$—	$—	$0.31	$—	$0.01

Costs incurred for strategic reviews	$489	$—	$3,121	$—	$312
Costs incurred for strategic reviews, per BOE	$0.30	$—	$0.60	$—	$0.18

Adjusted Cash Operating Expenses — Non-GAAP	$18,569	$25,985	$63,125	$78,529	$23,135
Adjusted Cash Operating Expenses — Non-GAAP per BOE	$11.21	$13.22	$12.23	$12.81	$13.05

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED CASH GENERAL AND ADMINISTRATIVE EXPENSES

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Three Months Ended June 30,
	2018	2017	2018	2017	2018

General and Administrative Expenses — GAAP	$4,688	$7,255	$19,735	$23,102	$5,190
Adjustments for certain non-cash and non-recurring items:
Share-based compensation, net	(905)	(2,835)	(4,330)	(7,102)	(1,215)
Capitalized general and administrative expenses	571	898	1,871	2,664	636
Severance costs	—	—	(1,621)	—	(25)
Costs incurred for strategic reviews	(489)	—	(3,121)	—	(312)
Lagging costs associated with restructuring included in general and administrative expenses	—	(139)	(335)	(2,730)	(298)
Adjusted Cash General and Administrative Expenses — Non-GAAP	$3,865	$5,179	$12,199	$15,934	$3,976
Adjusted Cash General and Administrative Expenses — Non-GAAP per BOE	$2.33	$2.64	$2.36	$2.60	$2.24